As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-182644

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	13-4941092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada, M5X 1A1

Tel: +1 416-867-6785

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street

Chicago, Illinois, USA 60690

Tel: +1 312-461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

M&I Retirement Program

Missouri State Bank & Trust Company Retirement Savings Plan

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

DEREGISTRATION OF COMMON SHARES

EXPLANATORY NOTE

On July 12, 2012, Bank of Montreal (the “Bank” or “Registrant” filed a Registration Statement on Form S-8 (Registration No. 333-182644) (the “Registration Statement”) registering 1,950,000 common shares of the Registrant, without par value (the “Common Shares”), to be issued to participants under the M&I Retirement Program, and 50,000 Common Shares to be issued to participants under the Missouri State Bank & Trust Company Retirement Savings Plan (collectively with the M&I Retirement Program, the “Plans”). During calendar year 2015, the Plans were terminated and liquidated, whereby all of the assets held by the Plans, including Common Shares, were liquidated and distributed or distributed in kind to participants in the Plans. The Plans are no longer active and are not offering Common Shares to participants. As a result, the offerings contemplated by the Registration Statement have been terminated and the Bank has ceased to file annual reports on Form 11-K with respect to the Plans. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to deregister all Common Shares that were registered under the Registration Statement and remain unissued under the Plans.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 29th day of August, 2017.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Name:	Thomas E. Flynn
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada.

Signature	Title	Date

/s/ *	Chief Executive Officer, Director	August 29, 2017
William A. Downe	(Principal Executive Officer)

/s/ *	Chief Financial Officer	August 29, 2017
Thomas E. Flynn	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board	August 29, 2017
J. Robert S. Prichard

/s/ Jan Babiak	Director	August 29, 2017
Jan Babiak

/s/ *	Director	August 29, 2017
Sophie Brochu

/s/ *	Director	August 29, 2017
George A. Cope

/s/ *	Director	August 29, 2017
Christine A. Edwards

/s/ Martin S. Eichenbaum	Director	August 29, 2017
Martin S. Eichenbaum

/s/ *	Director	August 29, 2017
Ronald H. Farmer

/s/ Linda S. Huber	Director	August 29, 2017
Linda S. Huber

/s/ Eric R. La Flèche	Director	August 29, 2017
Eric R. La Flèche

/s/ Lorraine Mitchelmore	Director	August 29, 2017
Lorraine Mitchelmore

/s/ *	Director	August 29, 2017
Philip S. Orsino

/s/ *	Director	August 29, 2017
Don M. Wilson III

* /s/ William A. Downe		August 29, 2017

William A. Downe

Attorney-in-Fact pursuant to Power of Attorney (incorporated by reference to Exhibit 24 to the Registration Statement on Form S-8 (Registration No. 333-175413), filed by Bank of Montreal with the SEC on July 8, 2011)

The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of August, 2017.

MISSOURI STATE BANK & TRUST COMPANY RETIREMENT SAVINGS PLAN

By:	/s/ Gary M. Hansen
Name:	Gary M. Hansen
Title:	Vice President and Division Manager BMO Harris Bank N.A., its administrator

M&I RETIREMENT PROGRAM

By:	/s/ Gary M. Hansen
Name:	Gary M. Hansen
Title:	Vice President and Division Manager BMO Harris Bank N.A., its administrator

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, on this 29th day of August, 2017.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Name:	Colleen Hennessy
Title:	Associate General Counsel, BMO Harris Bank N.A., as Authorized Representative in the United States